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ENUCLEUS, INC. ANNOUNCES EXECUTIVE MANAGEMENT AND BOARD CHANGES

o     Dhru Desai Named Chairman of the Board

o     John Paulsen Named to the Board of Directors

o     Randy Edgerton Named as CEO and to Board of Directors

o     Ankil Patel Named as Managing Director Asia Pacific and to Board of
      Directors

o     Frank Menon Named to Board of Directors

o     Al Case has resigned as CEO and Chairman and from the Board of Directors

o     Ray Pirtle has resigned from the Board of Directors

o     Gus Esposito has resigned from the Board of Directors

o     Ed Skoldberg has resigned from the Board of Directors

o     Steve Vogel has resigned as CFO and from the Board of Directors

o     Arnold Kwong has resigned as Vice President of Business Development

VANCOUVER, WA November 17, 2006 - eNucleus, Inc. (ENUI.PK), the Vancouver-based software and business process outsourcing services company, today announced that its original management team will reassume control of the company's board. Over the last 6 months eNucleus has been in a restructuring mode to facilitate the expansion and further development of its India operations and call center/BPO initiatives. As the company continues its restructuring efforts and because the majority of its significant business operations will be carried out by its India and Singapore subsidiaries, the company will only maintain a small US staff to oversee these operations.

The company intends to be fully reporting and filing in compliance with SEC requirements as soon as possible and is planning on having operations stabilized by January 2007. The company thanks Al Case, Steve Vogel, Arnie Kwong, Ray Pirtle, Ed Skoldberg and Gus Esposito for their work and wishes them the best in their future endeavors.

Dhru Desai will assume the role of Chairman of the Board at a time when leadership is a critical factor in moving the company forward. "I started my journey with eNucleus over 3 years ago. I am looking forward to continuing this journey and working with my original team to see the company on the road to prosperity once again," said Desai.

Frank Menon 42, has been named to the board and comes to eNucleus with an extensive background in corporate finance. Over the last 20 years, Mr. Menon has been part of the Management of both public and private companies, where he has raised over $100MM. As CEO of PEAT Intl, an alternative energy company, he was responsible for the start-up and growth of the company in the US, Taiwan and India. As President of Circle Group Holdings, he assisted with coordinating and getting the company listed on the AMEX. Additionally, he was the Principal of the Broker Dealer subsidiary and was one of the pioneers in raising capital on the internet for private companies. As director of finance at Invest L' Inc Group, he assisted with reverse mergers on several companies and raised capital for targeted companies. Mr. Menon started his career with Merrill Lynch where he was involved in private banking and managing portfolios for high net worth individuals.

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Randy Edgerton has reassumed the role of CEO and named to the board of directors for the company. "The company has undergone several difficult months as it has worked toward a restructuring plan," said Edgerton. "I look forward to working with Frank and believe he will add great value as the company completes this process."

About eNucleus, Inc.

eNucleus, Inc. is a Vancouver, Washington based provider of business process solutions that enable organizations to increase productivity and reduce costs through its suite of "off the shelf" Internet-based software products and services. For more information on eNucleus solutions, go to www.enucleus.com.

Forward-Looking Statements

The information contained in this press release, including any "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934 contained herein, should be reviewed in conjunction with the Company's annual report, financial filings and other publicly available information regarding the Company, copies of which are available from the Company upon request as well as with its periodic SEC filings. Such publicly available information sets forth many risks and uncertainties related to the Company's business and such statements, including risks and uncertainties related to that are unpredictable and outside of the influence and/or control of the Company.